AMENDED RELOCATION AGREEMENT

     This Revised Relocation Agreement (the "Agreement"), made and entered into as of the 7th day of December, 1994, between DAVID J. RANK ("Rank"), and CUSA TECHNOLOGIES, INC., a Nevada corporation ("CTI"), is a complete revision of the previous relocation agreement between Rank and CTI dated September 19, 1994 (the "Previous Agreement").

                               WITNESSETH:

     WHEREAS, CTI and Rank are parties to the Previous Agreement, and

     WHEREAS, due to a change in circumstances, both Rank and CTI wish to replace the Previous Agreement, in its entirety with this Agreement, and

     WHEREAS, in accordance with the terms of the Previous Agreement, Rank has purchased a home in Salt Lake City, Utah, and will be moving from Bethlehem, Pennsylvania to Salt Lake City, Utah where the offices of CTI are located.

     NOW, THEREFORE, based on the foregoing premises, which are incorporated herein by reference, and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefit to the parties to be derived herefrom, it is hereby agreed as follows:

                                Amendment

1. Rank hereby agrees and shall immediately proceed to move his family and household to a location of his choice in the Salt Lake City, Utah area. CTI shall reimburse Rank for all expenses incurred in connection with such move, including, but not limited to, packing, loading, transportation, unloading, and storage of the household goods of Rank and the transportation and temporary living facilities of Rank and his family.

2.   In exchange for Rank's relocation CTI will deliver to Rank the following:

     a.) an option to purchase 200,000 shares of CTI common stock at an exercise price of $2.25 per share on or before December 7, 1999.

     b.) CTI will advance to Rank $6,000 per month as an offset to the costs of the mortgage payments and utilities on Rank's Bethlehem, Pennsylvania home, the balance thereof bearing interest, calculated monthly, at a rate of 8% per annum. The total amount advanced plus interest shall become payable upon the earlier of :

          i.) December 7, 1999, or

          ii.) The effective date of a public offering of CTI common stock, in which case CTI agrees, subject to the consent of the underwriters of the offering and the CTI's Board of Directors, to register a portion of Rank's common shares so that the proceeds of such sale are equal to the total amount advanced plus the interest, or

          iii.) Rank's sale of a portion or all of his restricted securities on the public market such that the cash consideration recognized from such sale is equal to an amount that is greater than 50% of the total advances plus interest,

          iv.) The termination of Rank's employment relationship with CTI.

4. This Agreement may not be assigned by either party without the prior written consent of the other party.

5. This Agreement is and shall be considered to be the only agreement or understanding between the parties hereto with respect to the subject matter contained herein. No other agreement between the parties hereto covering any matter herein shall be deemed as part of this Agreement and shall not have the effect of modifying or adding to this Agreement, unless it is expressly stated in such agreement that it is to constitute a part of this Agreement and is signed by the parties to this Agreement.

6. This agreement shall be governed by and construed and interpreted in accordance with the laws of the state of Utah.

7. If and to the extent that any court of competent jurisdiction holds any provision or any part hereof to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

          IN WITNESS WHEREOF, CTI has caused this Agreement to be signed by its duly authorized officer and Rank has signed this Agreement as of the day and year first above written.

                                   CUSA TECHNOLOGIES, INC.

                              By

                                        Duly Authorized Officer



                                        DAVID J. RANK